Exhibit 99.1

noco-noco and Prime Number Acquisition I Corp. announce business combination approval by Prime Number Acquisition I Corp. stockholders

Manhasset, New York, August 16, 2023 (GLOBE NEWSWIRE) –Prime Number Acquisition I Corp. (Nasdaq: PNAC; “Prime Number”), a publicly traded special acquisition company, today announced that their previously announced business combination (the "Business Combination") with noco-noco Pte. Ltd. (“noco-noco”), an early-stage decarbonization solutions provider aiming to accelerate global transformation to a carbon-neutral economy, was approved at a special meeting of stockholders (the "Special Meeting") of Prime Number on August 16, 2023. Approximately 92% of the votes cast at the Special Meeting were in favor of the Business Combination. Prime Number plans to file the results of the Special Meeting, as tabulated by an independent inspector of elections, on a Current Report on Form 8-K with the Securities and Exchange Commission (the “SEC”) later today.

Subject to the satisfaction of customary closing conditions, the transaction is expected to close later this month. The combined company will be renamed as “noco-noco Inc.”, and its shares and warrants are expected to begin trading on the Nasdaq under the symbols “NCNC” and “NCNCW”, respectively, once the transaction is closed.

ABOUT NOCO-NOCO

noco-noco is a decarbonization solutions provider working to accelerate the global transformation to a carbon-neutral economy. With X-SEPA™, a battery separator technology designed for long-lasting and high heat-resistant performance, and noco-noco’s carbon-neutral leasing platform, noco-noco expects to address the need for clean, affordable, and sustainable energy solutions. For more information on noco-noco, visit www.noco-noco.com

ABOUT PRIME NUMBER ACQUISITION I CORP.

Prime Number Acquisition I Corp. is a blank check company, also commonly referred to as a special purpose acquisition company, or SPAC, formed for the purpose of effecting a merger, capital stock exchange, asset acquisition, stock purchase, reorganization or similar business combination with one or more businesses with one or more businesses or entities, provided that it will not undertake its initial business combination with any entity being based in or having the majority of the company’s operations in China (including Hong Kong and Macau). None of its founders or the Company is affiliated with Prime Number Capital LLC, an underwriter for the Company’s initial public offering (the “IPO”).

Forward-Looking Statements

This press release contains forward-looking statements within the meaning of section 27A of the U.S. Securities Act of 1933, as amended (the “Securities Act”), and section 21E of the U.S. Securities Exchange Act of 1934 (“Exchange Act”) that are based on beliefs and assumptions and on information currently available to noco-noco and PNAC. In some cases, you can identify forward-looking statements by the following words: “may,” “will,” “could,” “would,” “should,” “expect,” “intend,” “plan,” “anticipate,” “believe,” “estimate,” “predict,” “project,” “potential,” “continue,” “ongoing,” “target,” “seek” or the negative or plural of these words, or other similar expressions that are predictions or indicate future events or prospects, although not all forward-looking statements contain these words. Any statements that refer to expectations, projections or other characterizations of future events or circumstances, including the proposed business combination, the benefits and synergies of the proposed business combination, the markets in which noco-noco operates as well as any information concerning possible or assumed future results of operations of the combined company after the consummation of the proposed business combination, are also forward-looking statements. These statements involve risks, uncertainties and other factors that may cause actual results, levels of activity, performance or achievements to be materially different from those expressed or implied by these forward-looking statements. Although each of noco-noco and PNAC believes that it has a reasonable basis for each forward-looking statement contained in this communication, each of noco-noco and PNAC caution you that these statements are based on a combination of facts and factors currently known and projections of the future, which are inherently uncertain. Neither noco-noco nor PNAC can assure you that the forward-looking statements in this communication will prove to be accurate. These forward-looking statements are subject to a number of risks and uncertainties, including, among others, the ability to complete the business combination due to the failure to obtain approval from PNAC’s stockholders or satisfy other closing conditions in the business combination agreement, the occurrence of any event that could give rise to the termination of the business combination agreement, the ability to recognize the anticipated benefits of the business combination, the amount of redemption requests made by PNAC’s public stockholders, costs related to the transaction, the impact of the global COVID-19 pandemic, the risk that the transaction disrupts current plans and operations as a result of the announcement and consummation of the transaction, the outcome of any potential litigation, government or regulatory proceedings and other risks and uncertainties. There may be additional risks that neither noco-noco nor PNAC presently know or that noco-noco and PNAC currently believe are immaterial that could also cause actual results to differ from those contained in the forward-looking statements. In light of the significant uncertainties in these forward-looking statements, you should not regard these statements as a representation or warranty by noco-noco, PNAC, and their respective directors, officers or employees or any other person that noco-noco and PNAC will achieve their objectives and plans in any specified time frame, or at all. The forward-looking statements in this press release represent the views of noco-noco and PNAC as of the date of this communication. Subsequent events and developments may cause those views to change. However, while noco-noco and PNAC may update these forward-looking statements in the future, there is no current intention to do so, except to the extent required by applicable law. You should, therefore, not rely on these forward-looking statements as representing the views of noco-noco or PNAC as of any date subsequent to the date of this communication.

Contact:

Prime Number Capital, LLC on behalf of Prime Number Acquisition I Corp.
Ms. Xiaoyan Jiang, Chairwoman
Email: info@pncps.com

noco-noco Pte. Ltd.
4 Shenton Way, SGX Centre 2 #04-06, Singapore 068807
investor@noco-noco.com